UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012 (July 10, 2012)

ICON ECI Fund Fifteen, L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-54604	27-3525849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 10, 2012, ICON ECI Fund Fifteen, L.P. ("Fund Fifteen") entered into a senior secured term loan facility with Vintage Partners, LLC (the "Borrower"), pursuant to which Fund Fifteen provided a $5,750,000 secured term loan to the Borrower. The proceeds of the loan were used to partially finance the acquisition of two containership vessels, the Ranee and the Karuga. Interest on the loan accrues at a rate of 18.00% per year and is payable quarterly in arrears for a period of five years from July 10, 2012. All of the Borrower’s obligations under the loan agreement are guaranteed by Fiesta Key Pte. Ltd. and  Park Key Pte. Ltd, the owners of the vessels and subsidiaries of the Borrower (the "Guarantors"). The loan is secured by, among other things, a first priority security interest on the vessels, the earnings from the vessels and the equity interests of the Borrower and Guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON ECI Fund Fifteen, L.P.
By: ICON GP 15, LLC, its General Partner

Dated: July 12, 2012	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer